UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2017

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)
(858) 726-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On October 4, 2017, Digirad Corporation (the "Company") filed a Current Report on Form 8-K (the "Original 8-K") reporting that the Company was conducting an impairment review due to the termination of certain agreements between DMS Health Technologies, Inc. ("DMS"), a wholly-owned indirect subsidiary of the Company, and Philips Healthcare ("Philips"), effective December 31, 2017.
At the time the Original 8-K was filed, the Company was unable in good faith to make a determination of an estimate of the amount or range of amounts of the non-cash impairment charge. The Company is filing this Amendment No. 1 to Current Report on Form 8-K/A to amend the Original 8-K in order to include the amount for such impairment charge. The disclosure in Item 8.01 of the Original 8-K remains unchanged.
Item 2.06.    Material Impairments
In connection with the notice of termination from Philips Healthcare (“Philips”) described in Item 8.01, the management of Digirad Corporation (“Digirad” or the “Company”) conducted an impairment review under applicable accounting rules to determine whether, and to what extent, this change creates any impairment.
On November 3, 2017, in connection with the report of the Company's financial results for the three and nine months ended September 30, 2017, the Company reported a non-cash goodwill impairment charge of $2.6 million related to the termination of the Consolidated Agreement and Remote Services Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    November 3, 2017